ROW 44, INC.

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Row 44, Inc.

We have audited the accompanying balance sheets of Row 44, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Row 44, Inc. at December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has incurred recurring operating losses and has not generated cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in note 1. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Rose, Snyder & Jacobs LLP

Encino, California

March 15, 2013

(except for Note 13, as to which the date is August 8, 2013)

F-1

ROW 44, INC.

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

ASSETS
	2012	2011
CURRENT ASSETS
Cash and cash equivalents	$2,087,958	$8,809,679
Accounts receivable, net of allowance for
doubtful accounts of $7,293 and $7,293, respectively	8,292,265	4,415,989
Deferred costs, current	3,075,000	987,000
Inventories	4,310,569	3,047,287
Prepaid expenses	3,106,842	1,339,257
Other current assets	237,308	211,742
TOTAL CURRENT ASSETS	21,109,942	18,810,954

PROPERTY AND EQUIPMENT, net	4,639,127	2,813,544

OTHER ASSETS
Notes receivable, related parties	-	70,095
Deferred costs, non-current	3,074,000	1,974,000
Deposits and other assets	614,177	262,197
TOTAL OTHER ASSETS	3,688,177	2,306,292

TOTAL ASSETS	$29,437,246	$23,930,790

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,789,267	$12,799,156
Accrued employee paid-time-off	389,016	322,313
Deferred revenue	8,537,602	9,846,996
Derivative liabilities	8,178,099	-
Notes payable and accrued interest, current portion	14,343	7,353,183
TOTAL CURRENT LIABILITIES	24,908,327	30,321,648

LONG-TERM LIABILITIES
Deferred revenue	3,075,000	2,652,923
Other non-current liabilities	-	50,000
Notes payable and accrued interest, non-current portion	38,269	52,612
TOTAL LIABILITIES	28,021,596	33,077,183

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK
Series A-1, $0.0001 par value; 9,794,142 shares authorized,
issued and outstanding	9,245,284	8,558,796
Series A-2, $0.0001 par value; 19,887,000 shares authorized,
issued and outstanding	21,453,604	19,860,613
Series B-1, $0.0001 par value; 73,783,872 shares authorized,
issued and outstanding	27,488,252	25,447,132
Series B-2, $0.0001 par value; 62,326,439 shares authorized,
issued and outstanding	19,981,213	18,497,358
Series C-1, $0.0001 par value; 105,868,792 shares authorized,
84,695,034 and 0 issued and outstanding, respectively	24,535,475	-
Series C-2, $0.0001 par value; 107,187,927 shares authorized,
85,750,341 and 0 issued and outstanding, respectively	19,836,490	-
TOTAL REDEEMABLE PREFERRED STOCK	122,540,318	72,363,899

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 900,000,000 and 500,000,000 shares authorized,
156,716,342 and 86,084,342 shares issued and outstanding
at December 31, 2012 and 2011, respectively	15,672	8,608
Treasury stock, 4,241,493 and 2,501,263 shares in treasury
at December 31, 2012 and 2011, respectively	(789,598)	(250,126)
Additional paid-in capital	9,014,707	5,708,964
Subscriptions receivable	(453,205)	(868,714)
Accumulated deficit	(128,912,244)	(86,109,024)
TOTAL STOCKHOLDERS' DEFICIT	(121,124,668)	(81,510,292)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$29,437,246	$23,930,790

See report of independent registered public accounting firm and notes to financial statements.

F-2

ROW 44, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

	2012	2011	2010
REVENUES
Equipment revenue	$57,845,035	$30,454,829	$14,304,619
Services revenue	11,364,727	3,182,188	283,707

TOTAL REVENUES	69,209,762	33,637,017	14,588,326

OPERATING EXPENSES
Equipment cost of sales	54,569,594	27,857,601	15,459,723
Cost of services	22,326,596	8,089,437	2,353,595
Personnel	8,113,373	5,725,083	3,688,450
Research and development	2,645,884	3,392,101	4,241,704
Selling, general and administrative	10,389,280	6,980,663	4,234,172

TOTAL OPERATING EXPENSES	98,044,727	52,044,885	29,977,644

OPERATING LOSS	(28,834,965)	(18,407,868)	(15,389,318)

OTHER INCOME (EXPENSE)
Miscellaneous income	-	92	(58,054)
Interest income	64,685	53,442	82,169
Change in value of derivative instruments	(3,575,830)	-	-
Loss on disposal of assets	(23,909)	(60,491)	(26,098)
Interest expense	(10,433,201)	(286,261)	(3,664,829)

TOTAL OTHER INCOME (EXPENSE)	(13,968,255)	(293,218)	(3,666,812)

NET LOSS	(42,803,220)	(18,701,086)	(19,056,130)

Less: Preferred stock dividends	(7,893,743)	(5,360,496)	(3,811,340)
Less: Accretion of preferred stock	(833,955)	-	-

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(51,530,918)	$(24,061,582)	$(22,867,470)

Net loss attributable to common stock per share - basic and diluted	$(0.46)	$(0.60)	$(0.93)

Weighted average number of common shares outstanding - basic and diluted	112,252,509	40,313,201	24,663,510

See report of independent registered public accounting firm and notes to financial statements.

F-3

ROW 44, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

					Additional
	Common Stock		Treasury Stock		Paid-in	Subscriptions	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, January 1, 2010	24,663,510	$2,466	-	$-	$3,793,390	(794,387)	$(48,351,808)	$(45,350,339)

Warrants for common stock issued for services			-	-	10,256	-	-	10,256

Discount on convertible promissory notes	-	-	-	-	2,182,500	-	-	2,182,500

Reclassification of derivative liabilities	-	-	-	-	5,717,533	-	-	5,717,533

Stock-based compensation	-	-	-	-	143,641	-	-	143,641

Preferred stock dividends	-	-	-	-	(3,811,340)	-	-	(3,811,340)

Interest income on subscriptions receivable	-	-	-	-	-	(40,949)	-	(40,949)

Net loss	-	-	-	-	-	-	(19,056,130)	(19,056,130)

Balance, December 31, 2010	24,663,510	2,466	-	-	8,035,980	(835,336)	(67,407,938)	(60,204,828)

Repurchase of common stock from officers	-	-	(900,000)	(90,000)	-	-	-	(90,000)

Receipt of common stock from officers as
payment on advances and subscription receivable	-	-	(1,601,263)	(160,126)	-	12,750	-	(147,376)

Exercise of warrants for common stock	61,420,832	6,142	-	-	-	-	-	6,142

Discount on convertible promissory notes	-	-	-	-	2,939,440	-	-	2,939,440

Stock-based compensation	-	-	-	-	94,040	-	-	94,040

Preferred stock dividends	-	-	-	-	(5,360,496)	-	-	(5,360,496)

Interest income on subscriptions receivable	-	-	-	-	-	(46,128)	-	(46,128)

Net loss	-	-	-	-	-	-	(18,701,086)	(18,701,086)

Balance, December 31, 2011	86,084,342	8,608	(2,501,263)	(250,126)	5,708,964	(868,714)	(86,109,024)	(81,510,292)

Discount on convertible promissory notes	-	-	-	-	6,939,440	-	-	6,939,440

Warrants for common stock issued for services and equipment	-	-	-	-	3,168,245	-	-	3,168,245

Common stock issued for services	5,500,000	550	-	-	549,450	-	-	550,000

Exercise of warrants for common stock	65,000,000	6,500	-	-	-	-	-	6,500

Exercise of common stock options	132,000	14	-	-	14,786	-	-	14,800

Stock-based compensation	-	-	-	-	1,641,025	-	-	1,641,025

Receipt of common stock from officer as
payment on advances and subscription receivable	-	-	(1,740,230)	(539,472)	-	465,164	-	(74,308)

Preferred stock dividends	-	-	-	-	(7,893,743)	-	-	(7,893,743)

Accretion of redeemable preferred stock	-	-	-	-	(833,955)	-	-	(833,955)

Reclassification of common stock warrant derivative	-	-	-	-	(279,505)	-	-	(279,505)

Interest income on subscription receivable	-	-	-	-	-	(49,655)	-	(49,655)

Net loss	-	-	-	-	-	-	(42,803,220)	(42,803,220)

Balance, December 31, 2012	156,716,342	$15,672	(4,241,493)	$(789,598)	$9,014,707	$(453,205)	$(128,912,244)	$(121,124,668)

See report of independent registered public accounting firm and notes to financial statements.

F-4

ROW 44, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,803,220)	$(18,701,086)	$(19,056,130)
Adjustments to reconcile net loss
to net cash used in operating activities:
Non-cash interest on convertible promissory notes	9,629,089	249,791	2,860,212
Depreciation and amortization	1,229,303	928,184	837,156
Reserve for excess and obsolete inventory	(77,890)	131,236	649,736
Interest income on subscriptions receivable	(49,655)	(46,128)	(40,949)
Interest income on stock settlement of notes receivable, related parties	(3,914)	-	-
Stock-based compensation	1,641,025	94,040	143,641
Loss on disposal of property and equipment	23,909	60,491	26,098
Warrants for common stock issued for services	2,554,545	-	10,256
Common stock issued for services	550,000	-	-
Change in value of derivative instruments	3,575,830	-	-
Changes in operating assets and liabilities:
Accounts receivable	(3,876,276)	840,779	(4,933,122)
Inventories	(1,214,724)	792,568	(3,008,122)
Deferred costs	(3,189,000)	(1,486,000)	(1,474,000)
Prepaid expenses and other current assets	(1,793,151)	(953,767)	(510,440)
Deposits and other assets	(355,595)	-	-
Accounts payable and accrued expenses	(5,098,652)	6,284,167	5,480,848
Accrued interest	799,170	-	-
Accrued employee paid-time-off	66,703	116,688	42,560
Deferred revenue	(886,317)	7,694,018	2,900,375

NET CASH USED IN OPERATING ACTIVITIES	(39,278,820)	(3,995,019)	(16,071,881)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of property and equipment	-	6,592	-
Purchases of property and equipment	(2,432,148)	(593,831)	(915,339)

NET CASH USED IN INVESTING ACTIVITIES	(2,432,148)	(587,239)	(915,339)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	10,000,000	10,000,000	525,000
Payments on notes payable	(13,243)	(13,205)	(2,753,695)
Repurchase of common stock from officers	-	(90,000)	-
Proceeds from the exercise of common stock warrants	6,500	6,142	-
Proceeds from the exercise of common stock options	14,800	-	-
Proceeds from the issuance of preferred stock	24,981,190	-	22,600,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	34,989,247	9,902,937	20,371,305

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,721,721)	5,320,679	3,384,085

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,809,679	3,489,000	104,915

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,087,958	$8,809,679	$3,489,000

Supplemental disclosures:
Interest paid in cash	$4,743	$6,881	$281,312
Income taxes paid in cash	$6,233	$3,420	$3,350

Supplemental disclosure of non-cash financing and investing activities:
Notes payable and accrued interest converted into preferred stock and warrants	$20,790,295	$-	$16,227,000
Inventory converted to property and equipment	$29,332	$56,031	$400,769
Satisfaction of advances and subscriptions receivable via surrender of commons stock	$539,472	$160,126	$-
Property and equipment purchased with a note payable	$-	$-	$79,060
Property and equipment purchased with warrants for common stock	$613,700	$-	$-

See report of independent registered public accounting firm and notes to financial statements.

F-5

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Row 44, Inc. (the “Company”, “Row 44”, “we”, “us”, “our”) was founded in 2004 and provides satellite based in-flight broadband connectivity for commercial air passengers, as well as commercial airline operations services for cockpit and crew. In addition to its in-flight broadband system, the Company offers its customers a private labeled portal that is free to access for passengers. This portal currently comprises a custom menu of entertainment services, which includes online shopping, games, a moving map, streaming live TV, video on demand television shows and movies and advertising inserts. Row 44 currently offers services in the United States and Western Europe and plans to extend satellite coverage to other regions, including certain regions within Asia and the northern trans-Atlantic route. The Company has several wholly owned, dormant subsidiaries that were created for regulatory purposes in current and anticipated operating regions.

In August 2012, the Company signed a term sheet with Global Eagle Acquisition Corp. (GEAC) whereby GEAC would acquire 100% of the equity interests of the Company in exchange for shares of GEAC common stock.  On November 8, 2012, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with GEAC and closed the transaction effective January 31, 2013, at which time the Company became a wholly owned subsidiary of GEAC.

Going Concern

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates the continuation of the Company as a going concern. The Company has reported recurring losses and has not generated cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has historically raised capital through the issuance of convertible promissory notes (“bridge loans”) sufficient to continue operations until such time that additional equity funding (in the form of Preferred Stock rounds) is obtained. During the year ended December 31, 2012, the Company received approximately $35 million through debt and equity financing, which was comprised of $25 million of new cash investment from an existing preferred shareholder in June 2012 for Series C-1 Preferred units and the issuance of a $10 million bridge loan in March 2012. This $10 million bridge loan and its accrued interest and a previously issued December 2011 $10 million bridge loan and its accrued interest were converted into Series C-2 Preferred Stock in June 2012 in conjunction with the Series C-1 financing.

Management intends to become profitable by continuing to seek out additional airline companies in various global markets that are interested in offering connectivity to their customers and to expand its product offering with emphasis on bringing to market additional video content and destination content. If the Company is not successful in becoming profitable, it may have to further delay or reduce expenses, or curtail operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

See report of independent registered public accounting firm.

F-6

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenues consist primarily of sales of equipment to airlines, which are hardware equipment sets that Row 44 purchases from third party vendors and then sells to the commercial airlines. Revenues also consist of service revenue, which is received for Row 44 providing in-flight connectivity and entertainment content. Fees for services can be based on (i) the number of boarded passengers (RPB), regardless of the number of actual users of the service or (ii) a fee per user.

The Company recognizes revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, products are shipped and the customer takes delivery, the selling price is fixed or determinable, and collectability of the selling price is reasonably assured. For equipment sales, revenue recognition generally occurs at the time of shipment or delivery, depending on shipping terms. Service revenue is recognized in either the period of (i) enplanement for boarded passengers or (ii) usage by passengers, dependent on the specific contract.

Debt and Equity Instruments

The Company accounts for convertible instruments issued with freestanding warrants in accordance with ASC 470, ”Debt” and ASC 480, “Distinguishing Liabilities from Equity”. In addition, the Company considers the provisions of ASC 815, “Derivatives and Hedging”, when evaluating freestanding and embedded instruments. These instruments include the bridge loans, preferred stock, and associated warrants.

Derivative Financial Instruments

All derivatives are accounted for on a fair value basis. Embedded derivative instruments subject to bifurcation are also accounted for on a fair value basis. The change in fair value of derivatives is recorded through earnings. Cash flows from embedded derivatives subject to bifurcation are reported consistently with the host contracts within the Statements of Cash Flows. Cash flows from other derivatives are reported in cash flows from investing activities within the Statements of Cash Flows.

During 2012, the Company granted warrants to purchase common stock and Series C preferred stock, these warrants were considered derivative financial instruments. During 2011, the Company had no instruments that were considered to be material derivatives. Derivative financial instruments during the year ended December 31, 2010 included warrants to purchase common stock.

Warranties

The Company is not directly responsible for warranty costs related to equipment sales. The vendors that supplied the individual parts, which comprise the assemblies sold by the Company to customers, provide the warranty.

Deferred Revenue

Deferred revenue primarily consists of prepayments received from customers for which the Company’s revenue recognition criteria have not been met. The deferred revenue will be recognized as revenue once the criteria for revenue recognition have been met.

Inventories

Inventories, which are classified as finished goods, are comprised of individual parts and assemblies and are stated at the lower of cost or market. Cost of inventories is determined using actual cost on a first-in, first-out basis. The Company provides inventory write-downs based on excess and obsolete inventories determined primarily by future demand forecasts. The write-down is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

See report of independent registered public accounting firm.

F-7

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following table reconciles changes in the Company’s allowance for inventory reserves for the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Beginning allowance for inventory reserves	$780,972	$649,736	$-
Accruals for obsolete inventory	-	94,269	274,524
Inventory write-downs	-	100,352	375,212
Disposal of previously reserved inventory	(77,890)	(63,385)	-
Ending allowance for inventory reserves	$703,082	$780,972	$649,736

Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC 350, “Intangibles – Goodwill and Other” and ASC 360, “Property and Equipment”. Long-lived assets to be held and used are reviewed for events or changes in circumstances that indicate that their carrying value may not be recoverable. No impairment losses were recorded during the years ended December 31, 2012, 2011 and 2010.

Software Development Costs

The Company accounts for the development of software to be used for internal purposes in accordance with ASC 350-40, “Goodwill and Other – Internal-Use Software”. These costs are expensed as incurred due to the frequency with which software is updated.

Shipping and Handling

Shipping and handling costs are recorded as part of selling, general and administrative expenses and amounted to $330,457, $173,174 and $71,617 for the years ended December 31, 2012, 2011 and 2010, respectively.

Research and Development

Costs relating to designing and developing new products are expensed in the period incurred.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets. The estimated useful lives used are as follows:

Classification	Life

Albatross (aircraft)	5 Years
Furniture and fixtures	7 Years
Equipment	5-7 Years
Computer equipment	3 Years
Computer software	3 Years
Automobiles	5 Years

Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized.

See report of independent registered public accounting firm.

F-8

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

The Company extends credit to its customers. An allowance for doubtful accounts is maintained for estimated losses resulting from the inability of the Company's customers to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payment terms when making estimates of the collectability of the Company’s trade accounts receivable balances. If the Company determines that the financial condition of any of its customers has deteriorated, whether due to customer specific or general economic issues, an increase in the allowance may be made. After all attempts to collect a receivable have failed, the receivable is written off. Based on the information available, management believes the Company’s accounts receivable, net of the allowance for doubtful accounts, are collectable.

The following table reconciles changes in the Company’s allowance for doubtful accounts for the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Beginning allowance for doubtful accounts	$7,293	$48,293	$48,293
Doubtful account accruals	-	-	-
Receivables written off	-	(41,000)	-
Ending allowance for doubtful accounts	$7,293	$7,293	$48,293

Marketing and Advertising

Marketing and advertising costs are expensed as incurred. Marketing and advertising amounted to $564,845, $387,306 and $347,618 for the years ended December 31, 2012, 2011 and 2010, respectively, and are included in selling, general and administrative expenses.

Preferred Stock

The Company elects to accrete the difference between the redemption value and carrying value of outstanding preferred stock over the period from the date of issuance to the earliest redemption date using the effective interest method. During the year ended December 31, 2012, the Company recorded accretion of preferred stock of $833,955. No accretion of preferred stock was applicable for the years ended December 31, 2011 and 2010.

Currency

All of the Company’s contracts, agreements, and transactions are denominated in U.S. dollars.

Income Taxes

The Company accounts for income taxes using the liability method in accordance with ASC 740, “Income Taxes”. To date, no current income tax liability has been recorded due to the Company’s accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Deferred income tax assets and liabilities are recorded on a net basis; however, the net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of the Company’s ability to realize future taxable income and to recover its net deferred income tax assets.

See report of independent registered public accounting firm.

F-9

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with ASC 718, ”Compensation – Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on the estimated grant date fair value of the award. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's statement of operations.

The Company has issued stock options and warrants to certain non-employees for services rendered. These various instruments are expensed as services are rendered.

The Company estimates fair value of share-based awards using the Black-Scholes model. This model requires the Company to estimate the expected volatility and value of its common stock and the expected term of the stock options; all of which are highly complex and subjective variables. The variables take into consideration, among other things, actual and projected employee stock option exercise behavior. The Company uses an average of similar companies’ historical volatility as a basis for its expected volatility. Expected term is computed using the simplified method provided within Securities and Exchange Commission Staff Accounting Bulletin No. 110. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected term of the stock option or warrant.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Dilutive potential common shares, which primarily consist of stock options issued to employees, warrants issued to third parties, convertible promissory notes, and convertible preferred stock, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

The Company includes participating securities, which consists of Preferred Stock outstanding, in the computation of earnings per share pursuant to the two-class method. The participating securities have contractual participation rights to distributed earnings equivalent to those of stockholders of unrestricted common stock. The two-class method of computing earnings per share is an allocation method that calculates earnings per share for common stock and participating securities. During periods when the Company generates a net loss, no portion of the loss is allocated to the preferred stock as the preferred shareholders are not contractually obligated to participate in losses.

	For the Years Ended December 31,
	2012	2011	2010
Net loss	$(42,803,220)	$(18,701,086)	$(19,056,130)
Less:
Preferred stock divedends	(7,893,743)	(5,360,496)	(3,811,340)
Accretion on preferred stock	(833,955)	-	-

Undistributed losses	$(51,530,918)	$(24,061,582)	$(22,867,470)
Allocation of undistributed losses to participating securities:

Common stock	$(51,530,918)	$(24,061,582)	$(22,867,470)
Preferred stock	-	-	-
Undistributed losses	$(51,530,918)	$(24,061,582)	$(22,867,470)

See report of independent registered public accounting firm.

F-10

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company groups financial assets and financial liabilities measured at fair value into three levels of hierarchy in accordance with ASC 820-10, “Fair Value Measurements and Disclosure”. Assets and liabilities recorded at fair value in the accompanying balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level Input:	Input Definition:

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.
Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.
Level III	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

Effect of Recently Issued Accounting Standards

In May 2011, the FASB issued FASB ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs,” which is now codified under FASB ASC Topic 820, “Fair Value Measurements and Disclosures.”  This new guidance provides common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. generally accepted accounting principles (“GAAP”) and International Financial Reporting Standards (“IFRSs”).  Certain fair value measurement principles were clarified or amended in this ASU, such as the application of the highest and best use and valuation premise concepts.  New and revised disclosure requirements include:  quantitative information about significant unobservable inputs used for all Level 3 fair value measurements and a description of the valuation processes in place, as well as a qualitative discussion about the sensitivity of recurring Level 3 fair value measurements; public companies will need to disclose any transfers between Level 1 and Level 2 fair value measurements on a gross basis, including the reason(s) for those transfers; a requirement regarding disclosure on the highest and best use of a nonfinancial asset; and a requirement that all fair value measurements be categorized in the fair value hierarchy with disclosure of that categorization.  FASB ASU No. 2011-04 was effective on a prospective basis for public companies during interim and annual periods beginning after December 15, 2011. The adoption of this ASU did not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2011, the FASB issued FASB ASU No. 2011-05, “Presentation of Comprehensive Income,” which is now codified under FASB ASC Topic 220, “Comprehensive Income.”  This ASU gives entities two options for presenting the total of comprehensive income, the components of net income and the components of other comprehensive income.  The first option is a single, continuous statement of comprehensive income.  The second option is two separate, but consecutive statements.  In either option, the following must be presented: each component of and a total of net income; each component of and a total of other comprehensive income; and a total of comprehensive income.  The new guidance eliminates the option to present the components of other comprehensive income as a part of the statement of changes in stockholders’ equity.  This ASU does not change the items which must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.  FASB ASU No. 2011-05 should be applied retrospectively, and for public companies is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  Early adoption is permitted.  The adoption of this ASU in 2012 did not have a material impact on the Company’s financial position, results of operations or cash flows.

See report of independent registered public accounting firm.

F-11

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2011, the FASB issued FASB ASU No. 2011-08, “Testing Goodwill for Impairment,” which is now codified under FASB ASC Topic 350, “Intangibles — Goodwill and Other.”  This new guidance allows an entity to first assess qualitative factors to evaluate if the existence of events or circumstances leads to a determination it is necessary to perform the current two-step test.  After assessing the totality of events or circumstances, if it is determined it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary.  Otherwise, the entity is required to perform Step 1 of the impairment test.  An entity has the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to Step 1 of the two-step impairment test, and then resume performing the qualitative assessment in any subsequent period.  Reporting units with zero or negative carrying amounts continue to be required to perform a qualitative assessment in place of Step 1 of the impairment test.  The new guidance includes examples of events and circumstances an entity should consider in its evaluation of whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, such as macroeconomic conditions; industry and market considerations; cost factors; overall financial performance; and other relevant entity-specific events.  The examples of events and circumstances included in this ASU supersede the previous examples entities should have considered.  FASB ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  Early adoption is permitted, even if an entity’s annual test date is before the issuance date of September 15, 2011, provided the entity has not yet performed its 2011 annual impairment test or issued its financial statements.  The adoption of this ASU did not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2011, the FASB issued FASB ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05,” which is now codified under FASB ASC Topic 220, “Comprehensive Income.”  The amendments in this ASU will allow the FASB time to reconsider the presentation of reclassification adjustments contained in FASB ASU No. 2011-05, “Presentation of Comprehensive Income,” issued in June 2011.  While the FASB is reconsidering the requirement to measure and present reclassification adjustments from accumulated other comprehensive income to net income by income statement line item in net income and also in other comprehensive income, the new guidance will supersede and defer only those related paragraphs in FASB ASU No. 2011-05.  Entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements which were in effect before FASB ASU No. 2011-05.  All other requirements of FASB ASU No. 2011-05 are not affected by this ASU, including the requirement to report comprehensive income either in a single, continuous statement of comprehensive income or two separate, but consecutive statements.  This guidance is effective at the same time as the amendments contained in FASB ASU No. 2011-05, so entities will not be required to comply with the requirements it is deferring.  For public companies, this is for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The adoption of this ASU did not have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2012, the FASB issued ASU 2012-02, “Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment,” which is now codified under FASB ASC Topic 350, “Intangibles-Goodwill and Other.” The amendments in this ASU allows entities to first perform a qualitative assessment to determine the likelihood of an impairment for an indefinite-lived intangible asset and whether it is necessary to perform the quantitative impairment assessment currently required. This guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on the Company’s financial position, results of operations or cash flows.

2.	PROPERTY AND EQUIPMENT

Depreciation and amortization of property and equipment amounted to $1,225,688, $924,838 and $833,555 during the years ended December 31, 2012, 2011 and 2010, respectively, and are included in the accompanying statements of operations in selling, general and administrative expenses.

See report of independent registered public accounting firm.

F-12

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

2.	PROPERTY AND EQUIPMENT (Continued)

At December 31, 2012 and 2011, property and equipment consists of the following:

	2012	2011
Albatross (aircraft)	$384,798	$384,798
Furniture and fixtures	525,811	500,868
Equipment	5,942,236	3,221,605
Computer Equipment	980,725	768,738
Computer software	154,620	109,315
Automobiles	37,423	37,423
Leasehold improvements	370,580	340,551
	8,396,193	5,363,298

Less accumulated depreciation and amortization	3,757,066	2,549,754
Total	$4,639,127	$2,813,544

3.	CONVERTIBLE, REDEEMABLE PREFERRED STOCK

In June 2012, the Company amended its articles of incorporation to increase the authorized number of common and preferred shares to 900,000,000 and 378,848,172, respectively. The increase in the preferred shares authorized of 213,056,719 relates to (i) 105,868,792 shares, which have been designated as Series C-1, and (ii) 107,187,927 shares, which have been designated as Series C-2.

As of December 31, 2012, the Company’s authorization to issue 378,848,172 shares of Convertible Redeemable Preferred Stock (“Preferred Stock”) was allocated to various Series as follows:

Series A-1:	9,794,142 shares
Series A-2:	19,887,000 shares
Series B-1:	73,783,872 shares
Series B-2:	62,326,439 shares
Series C-1:	105,868,792 shares
Series C-2:	107,187,927 shares

Preferred Stock and Warrant Purchase Agreement

In June 2012, the Company entered into a Preferred Stock and Warrant Purchase Agreement (“Preferred Stock Agreement”). Pursuant to the Preferred Stock Agreement, the Company issued 84,695,034 units of Series C-1 Preferred Stock for cash and 85,750,341 units of Series C-2 Preferred Stock for conversion of convertible bridge loans and related accrued interest. Each unit is comprised of one share of Preferred Stock and a warrant to purchase 0.25 shares of preferred stock.

Following is a summary of the activity under the Preferred Stock Agreement:

	Shares	Warrants	Form of Consideration
			Cash Proceeds	Debt/Interest Conversion

Series C-1	84,695,034	21,173,758	$24,981,190	$—

Series C-2	85,750,341	21,437,586	$—	$20,790,295

The Series C-1 and C-2 Preferred Stock share similar rights and privileges as the Company’s other classes of preferred stock, including, but not limited to, conversion rights, voting rights, cumulative dividends, liquidation preferences, and redemption rights.

See report of independent registered public accounting firm.

F-13

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

3.	CONVERTIBLE, REDEEMABLE PREFERRED STOCK (Continued)

The Series C-1 Warrants have an exercise price equal to the lower of (i) $0.369 per share of Series C-1 Preferred Stock and (ii) 125% of the purchase price per share paid in connection with the issuance by the Company on or before June 7, 2013 of a new series of convertible preferred stock that is initially convertible into shares of the Company’s common stock at a ratio of one-to-one. The Series C-2 Warrants have an exercise price equal to the lower of (i) $0.2952 per share of Series C-2 Preferred Stock and (ii) 125% of the purchase price per share paid in connection with the issuance by the Company on or before June 7, 2013 of a new series of convertible preferred stock that is initially convertible into shares of the Company’s common stock at a ratio of one-to-one. All of the Series C warrants expire on June 7, 2017.

The Series C-1 and C-2 warrants (“Series C Warrants”) were determined to be derivatives as a result of the provisions that provide the holder with (i) downward adjustments to the exercise price based upon future equity issuances and (ii) the ability to net-settle the instrument via a cashless exercise option. The Series C Warrants were recorded at their fair market value on the grant date and were recorded as a reduction of the carrying amount of the Series C-1 and Series C-2 Preferred Stock. See note 6 for further discussion regarding the fair value of the Series C Warrants.

8% Cumulative Dividends

The Preferred Stock accrues cumulative dividends at the rate of 8% per annum on the base amount, which is defined as the sum of (i) such Preferred Stock’s Original Issue Price plus (ii) any Accruing Dividends accrued and unpaid thereon, whether or not declared, together with any other dividends declared but unpaid, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization, and are payable only if and when declared by the Company’s Board of Directors. The Company may not declare, pay, or set aside any dividends on shares of any other class or series unless the holders of the Preferred Stock then outstanding receive a dividend equal to the sum of i) any unpaid cumulative dividends and ii) the dividend per share that would be received had the Preferred Stock been converted into shares of common stock at the applicable conversion price in effect at that time. No dividends on the Preferred Stock shall be paid in cash without the consent of the holders of at least a majority of the outstanding shares of Preferred Stock. Cumulative but unpaid dividends as of December 31, 2012, 2011 and 2010 amounted to $19,966,538, $12,072,796 and $6,712,300, respectively.

Liquidation

At December 31, 2012, the Preferred Stock has an aggregate liquidation preference of $126,029,127, which includes cumulative but unpaid dividends. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Company’s Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payments shall be made to the holders of the Company’s Common Stock, the greater of (i) the applicable Original Issue Price plus any Accruing Dividends accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock the full liquidation amount, then the holders of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

See report of independent registered public accounting firm.

F-14

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

3.	CONVERTIBLE, REDEEMABLE PREFERRED STOCK (Continued)

Voting Rights

Holders of Preferred Stock are entitled to cast the number of votes equal to the number of common shares into which the shares of Preferred Stock held by such holders are convertible as of the record date. The holders of Preferred Stock vote together with the holders of common stock as a single class. Certain activities of the Company require the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock including, but not limited to: (i) liquidate, dissolve or wind-up the business and affairs of the Company, effect any Liquidation Transaction, or consent to any of the foregoing, (ii) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Preferred Stock, or (iii) authorize the issuance of any debt security if the aggregate indebtedness of the Company for borrowed money following such action would exceed $1 million.

Optional Conversion Rights

Holders of the Preferred Stock, at their option, may convert their shares into shares of common stock. The number of common shares issuable upon conversion is determined by dividing i) the applicable Original Issue Price, as defined in the Company’s amended articles of incorporation and ii) the following conversion prices for each respective series of preferred stock, which are subject to certain adjustments for future issuances at a lower price and customary adjustments for stock splits, combinations, etc. In addition, accrued but unpaid cumulative dividends on Preferred Stock are convertible into common stock using the following respective conversion rates:

Series A-1 $0.5064

Series A-2 $0.5577

Series B-1 $0.3063

Series B-2 $0.2604

Series C-1 $0.2952

Series C-2 $0.2429

The Company evaluated the embedded conversion rights under the guidance of ASC 815, “Derivatives and Hedging”. The Company determined that for purposes of evaluating embedded features that may require bifurcation, the preferred stock primarily had characteristics of equity. Therefore, the conversion feature permitting conversion to common stock would be clearly and closely related to the host instrument, and as a result was not bifurcated.

In the event of a notice of redemption of any shares of Preferred Stock, the Conversion Rights of the shares designated for redemption shall terminate unless the redemption is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full, provided that the Conversion Rights shall be appropriately modified to take into account that portion of redemption proceeds actually received by the holders of Preferred Stock.

At December 31, 2012, there were approximately 401 million shares of common stock issuable upon conversion of the outstanding Preferred Stock.

Mandatory Conversion

All outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $2.50 per share resulting in at least $50,000,000 of gross proceeds resulting in the shares of Common Stock being listed for trading on either the New York Stock Exchange or the NASDAQ Global Market or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the owners of at least a majority of the then outstanding shares of Preferred Stock.

On January 31, 2013, in conjunction with the consummation of the Merger Agreement, all shares of Preferred Stock and accrued but unpaid cumulative dividends on Preferred Stock were mandatorily converted into common stock on a 1-to-1 basis. Please refer to Note 12 for further discussion.

See report of independent registered public accounting firm.

F-15

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

3.	CONVERTIBLE, REDEEMABLE PREFERRED STOCK (Continued)

Redemption Rights

The Preferred Stock shall be redeemed by the Company, at any time on or after March 31, 2015, at a price equal to the greater of i) the Original Issue Price per share, plus any accumulated but unpaid dividends, or ii) the fair market value of the common stock, if a majority of the then outstanding holders of Preferred Stock, as determined on an as converted into Common Stock basis, provide written notice to the Company requesting redemption of the Preferred Stock. The Preferred Stock was recorded outside of permanent equity due to the fact that its redemption is outside the control of the Company. The Preferred Stock is presented on the accompanying balance sheet at its redemption amount. Changes to the redemption amount related to cumulative but unpaid dividends. As a result of the Company’s accumulated deficit, cumulative dividends are charged against additional paid-in capital.

During the year ended December 31, 2012, the Company issued Series C Units, which comprised an aggregate of 170,445,375 shares of Series C convertible, redeemable preferred stock, with a par value of $0.0001 per share, and warrants to purchase an additional 42,611,344 shares of Series C convertible redeemable preferred stock, with exercise prices ranging between $0.2952 and $0.369 per share. The consideration received for the issuance of the Series C Units was $24,981,190 of cash and $20,790,295 for the conversion of convertible bridge loans and accrued interest. During the year ended December 31, 2010, the Company issued 136,110,311 shares of Series B convertible redeemable preferred stock, with a par value of $0.0001 per share, for consideration of $22,600,000 of cash and $16,227,000 for the conversion of convertible bridge loans and accrued interest.

The following is a reconciliation of the preferred stock activity for the years ended December 31, 2012, 2011 and 2010:

	Preferred Stock
	Series A-1	Series A-2	Series B-1	Series B-2	Series C-1	Series C-2
Balance, January 1, 2010	$7,337,788	$17,027,275	$-	$-	$-	$-
Issuance of Series B	-	-	22,600,000	16,227,000	-	-
Cumulative dividends	587,023	1,362,182	962,159	899,976	-	-
Balance, December 31, 2010	7,924,811	18,389,457	23,562,159	17,126,976	-	-
Cumulative dividends	633,985	1,471,156	1,884,973	1,370,382	-	-
Balance, December 31, 2011	8,558,796	19,860,613	25,447,132	18,497,358	-	-
Issuance of Series C	-	-	-	-	24,981,190	20,790,295
Reclassification of derivatives	-	-	-	-	(1,967,938)	(2,354,826)
Cumulative dividends	686,488	1,592,991	2,041,120	1,483,855	1,139,726	949,563
Accretion of preferred stock	-	-	-	-	382,497	451,458
Balance, December 31, 2012	$9,245,284	$21,453,604	$27,488,252	$19,981,213	$24,535,475	$19,836,490

4.	STOCK OPTIONS, COMMON STOCK AND WARRANTS, AND TREASURY STOCK

Stock Options

During 2007, the Company adopted a stock option/stock purchase plan to attract and retain the best available personnel to promote the success of the Company’s business. Pursuant to the plan, the Company may grant employees, consultants, and directors of the Company incentive stock options or nonqualified stock options or allow such parties to purchase restricted stock of the Company. An original total of 13,237,940 shares were available for issuance pursuant to the plan.

See report of independent registered public accounting firm.

F-16

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

4.	STOCK OPTIONS, COMMON STOCK AND WARRANTS, AND TREASURY STOCK

In 2007, two of the Company’s officers purchased a total of 2,987,940 shares of restricted stock under the plan subject to certain restrictions for a period of three years. During 2010, those shares of restricted stock became fully vested and all restrictions were removed. Prior to 2010, the Company granted options representing a total of 8,978,825 shares. During 2010, the Company granted an additional 372,000 stock options, which had a weighted-average grant fair date value of $0.04 per stock option. There were no option awards granted during 2011; however, in 2011, the Company increased the number of shares under the plan to a total of 65,000,000 in order to grant additional options to employees, consultants, and directors of the Company. During 2012, the Company granted an additional 40,725,667 stock options to purchase common stock, which had a weighted-average grant date fair value of $0.04 per stock option. Fair values were determined on the grant date using the Black-Scholes model and the following level 3 assumptions for the years ended December 31, 2012, 2011 and 2010, respectively:

	2012	2011	2010
Stock value (per share)	$0.10	N/A	$0.08
Weighted-average expected term	5.58 years	-	5.91 years
Risk-free rate	1.00%	-	2.44%
Expected stock volatility	48%	-	50%
Dividend yield	0%	-	0%

During the year ended December 31, 2012, 132,000 stock options were exercised for total proceeds of $14,800. As of December 31, 2012, there were 18,193,568 shares available for issuance pursuant to the plan. Options granted pursuant to the plan must be granted at not less than the fair value of the Company’s common stock on the date of the grant, and are subject to vesting and other limitations as determined by the plan and the Board of Directors of the Company.

In connection with the signing of the Merger Agreement, Row 44’s Board of Directors elected to accelerate the vesting of all outstanding stock options. Accordingly, the Company recorded all remaining unamortized grant date fair value as compensation expense in 2012. This acceleration resulted in additional compensation expense of $821,926 that was recorded in 2012. Additionally, in connection with the acceleration (considered to be a modification event), the Company reviewed the fair value of the stock options immediately pre and post modification and assessed whether any incremental cost was incurred, noting none.

Stock option activity for the years ended December 31, 2012, 2011 and 2010 is as follows:

See report of independent registered public accounting firm.

F-17

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

4.	STOCK OPTIONS, COMMON STOCK AND WARRANTS, AND TREASURY STOCK (Continued)

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding - January 1, 2010	8,978,825	$0.15		$-
Granted	372,000	0.08
Exercised	-	-
Expired or Canceled	-	-
Forfeited	-	-
Outstanding - December 31, 2010	9,350,825	$0.15	7.91 years	$-
Granted	-	-
Exercised	-	-
Expired or Canceled	-	-
Forfeited	(408,000)	0.14
Outstanding - December 31, 2011	8,942,825	$0.15	6.91 years	$-
Granted	40,725,667	0.08		$7,737,877
Exercised	(132,000)	0.08		$19,000
Expired or Canceled	(800,000)	0.08		$152,000
Forfeited	(5,050,000)	0.14		$959,500
Outstanding - December 31, 2012	43,686,492	$0.11	7.95 years	$9,186,767
Exercisable at December 31, 2012	43,686,492	$0.11	7.95 years	$9,186,767

Information about stock options at December 31, 2012 is summarized as follows:

	Number	Weighted Average	Number	Weighted Average
Exercise Price	Outstanding	Remaining Contractual Life	Exercisable	Remaining Contractual Life
$0.08	304,000	7.42 years	304,000	7.42 years
$0.10	34,775,667	8.47 years	34,775,667	8.47 years
$0.15	8,606,825	5.85 years	8,606,825	5.85 years

The fair value of share options vested, and related share-based compensation recognized, during the years ended December 31, 2012, 2011 and 2010 amounted to $1,641,025, $94,040 and $143,641, respectively, and was included in personnel costs and research and development expenses as follows:

	Years Ended December 31,
	2012	2011	2010
Personnel	$1,549,541	$78,503	$121,770
Research and development	91,484	15,537	21,871
Total	$1,641,025	$94,040	$143,641

As of December 31, 2012, the Company had $0 of total unrecognized compensation costs related to non-vested share-based compensation arrangements.

See report of independent registered public accounting firm.

F-18

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

4.	STOCK OPTIONS, COMMON STOCK AND WARRANTS, AND TREASURY STOCK (Continued)

Common Stock – Shares and Warrants

In March 2012, the Company issued 5,500,000 of $0.0001 par value common shares to a supplier. In addition, the Company granted warrants to the same supplier to purchase up to 20,000,000 shares of common stock based on certain criteria at an exercise price of the greater of i) $0.30 per share or ii) the price per share of Preferred Stock with respect to any sale of Preferred Stock that occurs on or before the date that is three months following the effective date of the Technology Agreement. The warrants have a contractual term of 5 years and become exercisable as follows: a) 8,000,000 warrants on December 20, 2012 and b) 4,000,000 warrants become exercisable on each date that Row 44 completes the installation and activation of the supplier’s solution on the fleet of an airline comprising at least 100 aircraft, provided that, following the installation and activation of the solution on a total 400 aircraft the entire amount of warrants becomes exercisable. At December 31, 2012, 8,000,000 warrants were not exercisable. The shares and warrants were valued at their grant-date fair value, which was estimated to be $550,000 and $279,505, respectively, which were recorded to cost of services during 2012.

The 20,000,000 warrants were determined to be a derivative liability, under the provisions of ASC 815, “Derivatives and Hedging”, at the point that performance was completed by the supplier. See note 6 for further discussion regarding the valuation of the common stock warrant derivative liability.

In connection with each round of bridge loans issued in December 2011 and March 2012 (see note 5), the Company granted warrants to purchase 50,000,000 shares of common stock at an exercise price of $0.0001 per share, totaling 100,000,000 warrants issued. Both grants of 50,000,000 warrants to purchase common stock were valued at $4,995,818 each under the Black-Scholes valuation model using the level 3 assumptions below. This value was used in the calculation of the relative fair value of the convertible bridge loans (see note 6). In August 2012, 65,000,000 of the common stock warrants granted in conjunction with the December 2011 and March 2012 bridge loans were exercised for total proceeds of $6,500.

In 2012, the Company entered into a Common Stock Purchase Warrant agreement with a supplier that entitled the supplier to subscribe for and purchase up to 101,626,000 warrants with an exercise price of $0.2952 per share. The warrants have a contractual term of 5 years and vest immediately upon the supplier providing and the Company accepting, at the Company’s sole discretion, a discount off of the list price for services and hardware. The number of warrants is computed based on the discount amount divided by the exercise price of $0.2952 per share. As of December 31, 2012, the number of warrants issued was 10,750,002. The warrants were valued at their grant-date fair value, which was estimated to be $2,888,740, and were vested immediately upon issuance.

During 2011, 61,420,832 warrants for common stock with an exercise price of $0.0001 per share were exercised for total proceeds of $6,142.

During 2010, the Company issued warrants to purchase 125,000 shares of common stock at an exercise price of $0.15 per share to a director. These warrants had an initial term of seven years, vested immediately, were valued at $10,256 using the assumptions below and are included in the accompanying statements of operations in personnel costs.

During 2009, the Company issued 30,475,000 warrants to purchase common stock in connection with convertible bridge loans (“Debt Warrants”). The Company performed an evaluation under the provisions of ASC 815 and determined that 17,837,500 of the Debt Warrants met the criteria of derivative liabilities (“Derivative Warrants”) as a result of an embedded provision that required the issuance of additional warrants (“Penalty Warrants”) upon failure to pay the convertible bridge loans pursuant to their contractual terms. The Penalty Warrants were issuable on a monthly basis at a rate of one warrant per $1 of outstanding principal in default and shared the same terms and conditions as the Debt Warrants (i.e. exercise price, term, etc.). During 2010 and 2009, the Company issued 20,300,000 and 27,358,332 Penalty Warrants, respectively. The Debt Warrants and Penalty Warrants have a contractual term of 7 years, an exercise price of $0.0001, and vested immediately upon issuance.

See report of independent registered public accounting firm.

F-19

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

4.	STOCK OPTIONS, COMMON STOCK AND WARRANTS, AND TREASURY STOCK (Continued)

The Derivative Warrants were recorded at fair value using the Black-Scholes valuation model and the assumptions below. The Derivative Warrants, upon issuance, were recorded as (i) a discount to the convertible bridge loans in 2010 and 2009, which was amortized to interest expense through the maturity date using the effective interest method and (ii) derivative liabilities. During 2010, the convertible bridge loans were converted into Series B-2 Preferred Stock. The fair market value of the derivative liabilities was reclassified to equity on the conversion date. During the year ended December 31, 2010, the Company recognized interest expense of $2,860,212 related to these warrants, $2,181,325 of which related to changes in value of the derivative liabilities.

Substantially all of the warrants that have been issued by the Company are fully vested on their grant date.

Warrants granted during 2012, 2011 and 2010 in connection with convertible bridge loans were valued at $4,995,818, $4,995,818 and $3,053,627, respectively. These values were used in the calculation of the relative fair value of the convertible bridge loans in footnote 5.

Warrants for common stock were valued under the Black-Scholes valuation model using the following Level 3 assumptions:

	2012	2011	2010
Common stock value (per share)	$0.10 - $ 0.32	$0.10	$0.15
Expected term	5 - 7 years	7 years	7 years
Risk-free rate	0.72% - 2.57%	2.57%	3.04% - 3.16%
Expected stock volatility	50%	50%	50%
Dividend yield	0%	0%	0%

Following is a summary of warrants for common stock activity for the years ended December 31, 2012, 2011 and 2010:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Warrants	price	Term
Outstanding - January 1, 2010	59,857,937	$0.0126	6.63 years
Granted	20,425,000	0.0010
Exercised	-	-
Forfeited	-	-
Outstanding - December 31, 2010	80,282,937	$0.0097	5.75 years
Granted	50,000,000	0.0001
Exercised	(61,420,832)	0.0001
Forfeited	-	-
Outstanding - December 31, 2011	68,862,105	$0.0113	6.29 years
Granted	80,750,002	0.0744
Exercised	(65,000,000)	0.0001
Forfeited	-	-
Outstanding - December 31, 2012	84,612,107	$0.0801	4.92 years
Exercisable at December 31, 2012	76,612,107	$0.0571	4.99 years
Expected to vest at December 31, 2012	8,000,000	$0.3000	4.22 years

See report of independent registered public accounting firm.

F-20

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

4.	STOCK OPTIONS, COMMON STOCK AND WARRANTS, AND TREASURY STOCK (Continued)

The following is a summary of the all warrants outstanding at December 31, 2012:

Exercise Price per	Number of	Class of	Weighted Average
Warrant	Warrants	Shares	Remaining Life
$0.00 - $0.0001	63,549,607	Common	5.19 years
$0.15	125,000	Common	4.19 years
$0.30	20,000,000	Common	4.22 years
$0.80	937,500	Common	1.99 years
Total outstanding	84,612,107
		Preferred
$0.369	21,173,758	Series C-1	4.43 years
		Preferred
$0.2952	21,437,586	Series C-2	4.43 years
Total outstanding	42,611,344

Treasury Stock

During 2011, the Company repurchased a total of 2,501,263 shares of common stock from two officers. The Company expected to reissue these shares in the future; in connection with the exercise of warrants or stock options. As described in note 10, the Company stock-settled $539,472 of a note receivable and related interest with a current officer for a total of 1,740,230 shares of common stock. None of these shares were retired by the Company’s Board of Directors and therefore, at December 31, 2012 and 2011, the shares are presented on the accompanying balance sheet as treasury stock.

5.	NOTES PAYABLE AND CONVERTIBLE BRIDGE LOANS

In December 2010, the Company entered into a note payable for the payment of leasehold improvements associated with its move to its new corporate facilities. The note bears interest at 8% per annum and is payable in monthly installments of principal and interest and matures in 2016. Interest expense related to this note payable amounted to $4,789, $9,783 and $0 during the years ended December 31, 2012, 2011 and 2010, respectively. The balance outstanding amounted to $52,612, and $65,856 at December 31, 2012 and 2011, respectively.

In 2009, the Company entered into convertible bridge loans amounting to $14,550,000 with various maturity dates in 2009. The Company was successful in extending these loans into 2010 and the loans were ultimately converted into shares of Series B-2 Preferred Stock. In connection with the convertible bridge loans, the Company issued Debt Warrants and Penalty Warrants. See note 4 for further discussion regarding the warrants, including valuation methodology and accounting treatment.

During 2010, the Company converted $16,227,000 of convertible bridge loans and accrued interest into shares of Series B-2 Preferred Stock. The conversion price of the bridge loans was to be determined based on the issuance price of a future round of Qualified Financing, as defined in the agreement, which was ultimately the Series B capital raise in 2010, discounted by 15% (see note 3 for further discussion regarding the Series B capital raise). The Company determined that these bridge loans constituted share-settled debt in accordance with ASC 480, “Distinguishing Liabilities from Equity”. As such, the convertible bridge loans were initially recorded at an amount equal to their residual allocated amount and were accreted to their redemption amount, which was approximately 15% greater than its face amount, through the maturity date using the effective interest method. During 2010, the Company incurred $678,887 of interest expense related to the accretion of the convertible bridge loans and amortization of note discount.

See report of independent registered public accounting firm.

F-21

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

5.	NOTES PAYABLE AND CONVERTIBLE BRIDGE LOANS (Continued)

In December 2011 and March 2012, the Company entered into convertible bridge loans with existing preferred shareholders for debt raises of $10,000,000 and $10,000,000, respectively. The bridge loans bore interest at the rate of 12% per annum and matured on May 31, 2012. The bridge loans and related interest were convertible into preferred shares at such time as the Company raised additional equity funding through the issuance of a future round of Qualified Financing, as defined in the agreement, which was ultimately the Series C Preferred Stock capital raise in June 2012 (see note 3 for further discussion regarding the Series C capital raise). The conversion price of the loans was to be determined based on a 20% discount of the issuance price of the Qualified Financing. The Company granted the note holders thereto a security interest in substantially all assets of the Company. Additionally, in connection with these two rounds of bridge loans, the Company granted warrants to purchase a total of 100,000,000 shares of common stock at $0.0001 per share (see notes 4 and 6 for additional discussion regarding the warrants). The Company determined that the bridge loans constituted share-settled debt in accordance with ASC 480, “Distinguishing Liabilities from Equity”. As such, the convertible bridge loans were initially recorded at an amount equal to their residual allocated amount and were accreted to their redemption amount, which is approximately 20% greater than its face amount, through the maturity date using the effective interest method. During the year ended December 31, 2011, the Company amortized $249,791 of the note discount to interest expense, resulting in a net carrying amount of the note of $7,310,351 at December 31, 2011. At December 31, 2011, the Company had accrued but unpaid interest amounting to $29,588 included in the notes payable balance. During the year ended December 31, 2012, the Company recognized interest expense of $9,629,089 relating to the accretion of the bridge loans and amortization of the related note discount. In June 2012, the Company converted $20,000,000 of principal and $790,295 of related accrued interest into units of Series C-2 Preferred Stock.

During the years ended December 31, 2012, 2011 and 2010, the Company’s effective interest rate on convertible bridge loans was 421%, 126%, and 167%, respectively.

The following is a schedule, by year, of future minimum principal payments required under notes payable as of December 31, 2012:

Years Ending
December 31,
2013	$14,343
2014	15,534
2015	16,823
2016	5,912
2017	-
$52,612

6.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Series C Warrants were determined to be derivatives as a result of the provisions that provide the holder with (i) downward adjustments to the exercise price based upon future equity issuances and (ii) the ability to net-settle the instrument via a cashless exercise option. The Series C Warrants were recorded at their fair market value on the grant date and were recorded as a reduction of the carrying amount of the Series C-1 and Series C-2 Preferred Stock.

The 20,000,000 warrants to purchase common stock granted to a supplier in 2012 were determined to be a derivative, under the provisions of ASC 815, “Derivatives and Hedging”, at the point in time when the performance by the supplier was complete. The Company determined that these warrants are derivatives due to the adjustable exercise price provisions contained therein. As such, the fair value of the derivatives, which amounted to $279,505, was reclassified from equity to derivative liabilities on the date performance by the supplier was complete.

See report of independent registered public accounting firm.

F-22

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

6.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The fair value of derivatives was determined using a Black-Scholes model, which utilized Level 3 unobservable inputs. Significant inputs used in valuing the derivatives included (i) the Company’s current stock price, (ii) the Company’s expected stock-price volatility, (iii) the expected term of the instrument, and (iv) the probability that the Company would default on the convertible bridge loans. Significant increases (decreases) in any of these inputs could result in a significantly lower (higher) fair value measurement. Generally, a change in the assumption used for the expected term is accompanied by a change in the assumption used for the risk-free rate and the expected stock volatility. The change in value of derivative liabilities is presented as a part of other income (expenses) in the accompanying statements of operations.

The assumptions used to value the Series C warrants and the common stock warrants classified as derivatives were as follows during the year ended December 31, 2012:

	Common Stock Warrants	Series C Warrants
Stock value (per share)	$0.10 - $0.32	$0.2678 - $0.32
Expected term	5 years	5 years
Risk-free rate	0.72% - 2.57%	0.72% - 1%
Expected stock volatility	50%	50%
Dividend yield	0%	0%

The following table presents instruments measured at fair value on a recurring basis and their level within the fair value hierarchy as of December 31, 2012. There were no instruments subject to this classification at December 31, 2011.

	Level 1	Level 2	Level 3	Total
Series C Warrants	$-	$-	$5,482,119	$5,482,119
Common stock warrants	-	-	2,695,980	2,695,980
Derivative liabilities	$-	$-	$8,178,099	$8,178,099

During the year ended December 31, 2010, the Company had warrants to purchase common stock outstanding that met the criteria of derivative liabilities as a result of an embedded provision that required the issuance of additional warrants upon a failure to pay convertible bridge loans pursuant to their contractual terms. These warrants were reclassified to equity during 2010 upon conversion of the underlying debt to Series B-2 Preferred Stock.

The following table presents the fair value reconciliation of Level 3 derivative liabilities measured at fair value on a recurring basis for the years ended December 31, 2012, 2011 and 2010:

Balance, January 1, 2010	$3,536,208
Change in value	2,181,325
Reclassification to equity	(5,717,533)
Balance, December 31, 2010	-
Change in value	-
Reclassification to equity	-
Balance, December 31, 2011	-
Series C warrants	4,322,764
Common stock warrants	279,505
Change in value	3,575,830
Reclassification to equity	-
Balance, December 31, 2012	$8,178,099

See report of independent registered public accounting firm.

F-23

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

6.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The carrying amount of certain of the Company’s financial instruments, including cash, accounts receivable, and accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments. The fair value of borrowings, notes receivable, and subscriptions receivable are not considered to be significantly different than their carrying amounts because the stated rates for such instruments reflect current market rates and conditions.

7.	CONCENTRATIONS

Concentration of Credit Risk

The Company maintains its cash and cash equivalents at a financial institution which may, at times, exceed federally insured limits. Historically, the Company has not experienced any losses in such accounts.

Major Customers

During the years ended December 31, 2012, 2011 and 2010, one customer represented 81%, 66%, and 99% of net revenues, respectively. Total accounts receivable from this customer represented 78% and 58% of total accounts receivable at December 31, 2012 and 2011, respectively. During the years ended December 31, 2012 and 2011, another customer represented 15% and 33% of net revenues, respectively. Total accounts receivable from this customer represented 17% and 39% of total accounts receivable at December 31, 2012 and 2011, respectively.

Major Suppliers

The Company purchases its satellite bandwidth from a single supplier. This supplier also provides the Company with the equipment and servers required to terminate the satellite stream, provides space at its datacenters to house the equipment and servers, and also provides network operations service support. During the years ended December 31, 2012, 2011 and 2010, the Company paid $19,851,328, $8,161,381 and $3,472,977 to this supplier for services and purchased $2,165,369, $31,767 and $433,844 of equipment and servers, respectively.

The Company purchases equipment from third party suppliers for sale to the airlines. The supplier that provides satellite bandwidth also provides modems for use within the equipment on the aircraft. During the years ended December 31, 2012, 2011 and 2010, the Company purchased modems, which comprised 3.2%, 0.3% and 13.1% of total inventory purchases, respectively.

The Company purchases the antenna assembly and related cabling from a single supplier which, during the years ended December 31, 2012, 2011 and 2010, comprised 58.8%, 52.1% and 49.7% of total inventory purchases, respectively.

The Company also purchases radomes and rings from a single supplier which, during the years ended December 31, 2012, 2011 and 2010, comprised 14.0%, 13.7% and 16.8% of total inventory purchases, respectively.

The Company also purchases line replaceable units from a single supplier which, during the years ended December 31, 2012, 2011 and 2010, comprised 10.4%, 9.3% and 0.3% of total inventory purchases, respectively.

Any interruption in the supply from these significant vendors would have a significant impact on the Company’s ability to provide equipment to the airline’s for installation.

See report of independent registered public accounting firm.

F-24

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

8.	INCOME TAXES

The difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to pre-tax income (loss) is mainly related to an increase in the valuation allowance, partially offset by state income taxes. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Deferred income tax assets are mainly related to net operating loss carryforwards. Management has chosen to take a 100% valuation allowance against the deferred income tax asset until such time as management believes that its projections of future profits make the realization of the deferred income tax assets more likely than not. Significant judgment is required in the evaluation of deferred income tax benefits and differences in future results from management’s estimates could result in material differences.

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company's effective income tax rate is as follows for the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Pretax Loss based on statutory rate	34.00%	34.00%	34.00%
State tax, net of federal benefit	1.97	2.94	3.72
State minimum tax	(0.02)	(0.02)	(0.02)
Permanent difference	(11.76)	(0.79)	(6.75)
Federal R&D credit	-	0.92	1.01
CA R&D Credit	0.29	0.70	0.70
State rate change	-	(4.59)	-
Change in prior year deferred taxes	-	-	0.27
Change of Valuation Allowance	(24.50)	(33.18)	(32.95)
Income Tax based on effective tax rate	(0.02)%	(0.02)%	(0.02)%

Significant components of the Company's deferred income tax assets and liabilities as of December 31, 2012 and 2011, are as follows:

Deferred tax assets:

	2012	2011
Depreciation and Amortization of Property and Equipment and Research and Development Costs	$5,240,522	$4,866,372
Accrued Expenses	338,666	264,523
Allowance, Reserves & Other	868,956	634,006
NOL, capital loss & credit carryforward	33,153,934	22,715,095
	39,602,078	28,479,996
Less: Valuation Allowance	(39,602,078)	(28,479,996)
Total Deferred Tax Assets:	$-	$-

See report of independent registered public accounting firm.

F-25

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

8.	INCOME TAXES (Continued)

As of December 31, 2012, the Company has Federal and State net operating loss carry forwards of $81.0 million and $78.1 million respectively, which will begin to expire during the fiscal years ending December 31, 2028 and 2018, respectively. These NOLs may be used to offset future taxable income, to the extent the Company generates any taxable income, and thereby reduce or eliminate future federal income taxes otherwise payable. Section 382 of the Internal Revenue Code imposes limitations on a corporation's ability to utilize NOLs if it experiences an ownership change as defined in Section 382. In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percent over a three-year period. In the event that an ownership change has occurred, or were to occur, utilization of the Company’s NOLs would be subject to an annual limitation under Section 382 as determined by multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term tax-exempt rate as defined in the Internal Revenue Code. Any unused annual limitation may be carried over to later years. The Company could experience an ownership change under Section 382 as a result of events in the past in combination with events in the future. If so, the use of the Company’s NOLs, or a portion thereof, against future taxable income may be subject to an annual limitation under Section 382, which may result in expiration of a portion of the NOLs before utilization.

Therefore, the Company could be liable for income taxes sooner than otherwise would be true if the Company were not subject to Section 382 limitations. The Company will be performing a study to determine the extent of the limitation.  Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that expire prior to utilization as a result of such limitations will be removed, if applicable, from deferred tax assets with a corresponding reduction of the valuation allowance.

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2012, 2011 and 2010. The Company files income tax returns with the Internal Revenue Service (“IRS”) and several states. All of the Company’s tax filings are subject to examination at December 31, 2012. The Company's net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

9.	EMPLOYEE BENEFIT PLAN

The Company has established a 401(k) employee retirement savings plan that is available to all of its employees. Under the provisions of the plan, employees may make pre-tax contributions not to exceed the limit set by the Internal Revenue Service. The Company elected to not make any matching contributions during 2012, 2011 and 2010.

10.	RELATED PARTY TRANSACTIONS

PAR Investment Partners, L.P. (“PAR”) owns more than 40% of the outstanding equity of Row 44 as of December 31, 2012. Accordingly, PAR can exercise significant influence on the Company.

As discussed in Notes 4, 5 and 12, in connection with the December 2011 and March 2012 bridge loans, PAR loaned Row 44 $13,000,000 and was granted warrants to purchase 65 million shares of Row 44’s $0.0001 par value common stock. In August 2012, PAR exercised these warrants. In connection with the June 2012 financing, PAR’s bridge loans were converted into 55,737,722 shares of Series C-2 Preferred Stock and warrants to purchase an additional 13,934,431 shares of Series C-2 Preferred Stock.

See report of independent registered public accounting firm.

F-26

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

10.	RELATED PARTY TRANSACTIONS (Continued)

As discussed in Note 5, in 2009 and during January through March 2010, PAR loaned Row 44 a total of $7,275,000 and was granted warrants to purchase 61,220,832 shares of Row 44’s $0.0001 par value common stock. In September 2011, PAR exercised these warrants. In connection with the April 2010 financing, PAR’s various bridge loans were converted into 31,803,678 shares of Series B-2 Preferred Stock.

Subscriptions Receivable, Notes Receivable and Advances

At December 31, 2010, the Company had subscriptions receivable and advances due from two of its officers, which aggregated $1,047,260; of which, $835,336 related to subscriptions receivable. The subscriptions receivable bore interest at 6% and were due on March 31, 2011. During 2010, the Company advanced $105,000 to one of its officers, which bears interest at 3% per annum. In July 2011, the balance of the advances and subscriptions receivable, including accrued interest receivable, were converted into two new long-term receivables (“officers’ receivables”), which bear interest at 6% per annum and are due in one payment of all principal and accrued interest in July 2014. These receivables are collateralized by all of the outstanding shares of common stock owned by each of the officers. At December 31, 2011, the balance of these officers’ receivables amounted to $938,809, of which $70,095 is presented as notes receivable, related parties and $868,714 is presented as subscriptions receivable. Notes receivable are presented on the accompanying balance sheets at their estimated net realizable value.

In December 2012, the Company entered into an agreement with one of the officers to stock-settle his note receivable and accrued interest, which amounted to $539,472, for 1,740,230 shares of the Company’s common stock held by the officer, which is presented on the accompanying balance sheet as treasury stock at December 31, 2012.

In 2012, the other officer’s employment with the Company ceased. At December 31, 2012, the balance of the former officer’s receivables amounted to $453,205 and is presented as subscriptions receivable. The Company recognizes interest income when earned, using the simple interest method. The Company makes ongoing assessments regarding the collectability of the notes receivable and subscriptions receivable balances.

Share Repurchase

In connection with the July 2011 restructuring of the officers’ receivables mentioned above, the Company repurchased a total of 2,501,263 shares of common stock from these two officers. The purchase price paid by the Company was $0.10 per share and was paid $90,000 in cash and $160,126 via a reduction of the advances, accrued interest receivable, and subscriptions receivable.

11.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases its operating facilities under non-cancelable operating leases that expire through 2016. The Company also leases certain facilities under month-to-month arrangements. Total rent expense for the years ended December 31, 2012, 2011 and 2010 was $544,899, $387,287 and $280,353, respectively. The Company is responsible for certain operating expenses in connection with these leases. The following is a schedule, by year, of future minimum rental payments required under non-cancelable operating leases as of December 31, 2012:

Years Ending
December 31,
2013	$501,686
2014	467,029
2015	480,472
2016	304,451
2017	93,794
Thereafter	-
$1,847,432

See report of independent registered public accounting firm.

F-27

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

11.	COMMITMENTS AND CONTINGENCIES (Continued)

Satellite Costs Commitments

In connection with the purchase of satellite bandwidth, the Company signed a Master Services Agreement (“MSA”) with its satellite supplier to provide for satellite capacity in North America and Europe. The Company and its satellite supplier have entered into subsequent agreements to provide additional capacity as needed to support the bandwidth requirements for its airline customers and airline customers’ passengers. The Company expenses these satellite fees in the month the service is provided as a charge to cost of services. Total satellite fees expense was $19,626,129, $8,027,680 and $3,392,601 for the years ended December 31, 2012, 2011 and 2010, respectively.  The following is a schedule, by year, of the future minimum payments required under the MSA and subsequent agreements as of December 31, 2012:

Years Ending
December 31,
2013	$28,054,722
2014	27,588,227
2015	23,429,472
2016	-
2017	-
Thereafter	-
$79,072,421

Video License Commitments

In connection with the distribution of entertainment services, the Company has certain contracted commitments with various video content providers that expire through 2016.  The Company expenses these license fees over the applicable period the contracted commitment covers as a charge to cost of services. Total license fees expense was $1,844,136, $0, and $0 for the years ended December 31, 2012, 2011 and 2010, respectively.  The following is a schedule, by year, of the future payments required under these contracted commitments as of December 31, 2012:

Years Ending
December 31,
2013	$1,170,000
2014	570,000
2015	120,000
2016	120,000
2017	-
Thereafter	-
$1,980,000

Services Agreement

Pursuant to the terms of the services agreement entered into in March 2012 with a supplier that received 5,500,000 shares (see note 4), the Company is committed to pay the supplier $1M on the anniversary dates of the first use of the service on board a commercial aircraft, subject to a maximum of $3M over the term. The first commercial use of the service was in June 2012.

See report of independent registered public accounting firm.

F-28

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

11.	COMMITMENTS AND CONTINGENCIES (Continued)

Vendor Payable

In December 2011, the Company amended an agreement with one of its major suppliers to pay specific invoices that amounted to $12,435,666. In connection with the bridge loan funding in December 2011 (see note 5), $3,662,000 of the open invoices were paid and the remaining balance was to be paid in nine monthly installments (four installments of $1,250,000, four installments of $754,733, and one installment of $754,734) from January 2012 - September 2012. No interest is payable on these amounts provided that the Company makes all nine installments in the agreed upon amounts and on or before the agreed upon due dates. At December 31, 2011, the amount of invoices subject to the agreement and still outstanding amounted to $8,773,666 and is presented as accounts payable and accrued expenses in the accompanying balance sheet. During 2012, pursuant to terms of the amended agreement, the Company paid this balance in full and did not incur any related interest charges.

Employment Agreements

At December 31, 2012, the Company maintained an employment agreement with one of its officers, the terms of which may require the payment of severance benefits upon termination.

Legal Matters

The Company is involved from time to time in various legal proceedings in the normal conduct of its business.

On December 28, 2012, Advanced Media Networks, L.L.C. filed suit in the United States District Court for the Central District of California against Row 44 and one of its customers, which Row 44 has agreed to indemnify, for patent infringement and seeking injunctive relief and unspecified monetary damages. Based on currently available information, Row 44 believes that it has strong defenses and intends to defend vigorously against this lawsuit. The potential range of loss related to this matter cannot be determined; however, the outcome of this matter is inherently uncertain and could have a materially adverse effect on Row 44’s business, financial condition and results of operations if decided unfavorably against the Company.

On August 2, 2011, a former Row 44 employee filed a complaint for damages in the Los Angeles Superior Court alleging a series of employment-related claims, including sex discrimination; sexual harassment; FEHA retaliation; failure to prevent discrimination; and tortious discharge in violation of public policy. The complaint seeks declaratory relief, general, and punitive damages in unspecified amounts. On February 20, 2013, our attorneys filed an answer on our behalf. Discovery is proceeding and management is vigorously defending the case. The potential range of loss related to this matter cannot be determined.

12.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 15, 2013, the date the financial statements were available to be issued.

In October 2012, the Company signed a binding Memorandum of Understanding (“MOU”) with a major customer regarding certain business model, economic and service provision changes to the current Services Agreement between the Company and the customer. Effective January 31, 2013, the Company and this customer signed a definitive agreement incorporating the items contemplated in the MOU. As of the date these financial statements were available to be issued, an estimate of the financial effect of this event cannot be made.

Effective January 31, 2013, the Company and GEAC consummated the Merger Agreement, GEAC changed its name to Global Eagle Entertainment Inc., and the Company became a wholly-owned subsidiary of Global Eagle Entertainment Inc. In connection with the closing of the Merger Agreement, Row 44 paid PAR $11,875,000 under a backstop fee agreement. The Company is currently assessing the impact of the merger on its future financial statements; it is anticipated that the impact will be material.

See report of independent registered public accounting firm.

F-29

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

12.	SUBSEQUENT EVENTS (Continued)

In connection with the consummation of the merger on January 31, all shares of Preferred Stock and accrued but unpaid cumulative dividends on Preferred Stock were converted into 404,030,197 shares of common stock in line with the conversion feature requirements discussed in note 3.

In January 2013, 35,000,000 of the common stock warrants granted in conjunction with the December 2011 and March 2012 bridge loans were exercised for total proceeds of $3,500; 16,912,500 of the common stock warrants granted in conjunction with the 2009 convertible bridge loans were exercised for total proceeds of $1,691; and 14,051,631 of common stock warrants with an exercise price of $0.00 per share, held by certain warrant holders, were exercised.

In January 2013, 225,000 stock options were exercised for total proceeds of $22,500. On January 1, 2013, 2,816,667 of stock options available to a former officer expired as the officer did not elect to exercise his options. In connection with the consummation of the merger on January 31, the remaining balance of 40,644,825 of unexercised stock options were exercised into 27,394,619 shares of common stock on a cashless basis using a stock price of $0.34 per share.

In January 2013, the Company signed a subsequent agreement #13 to the MSA with its satellite supplier for services to be provided covering the north trans-Atlantic region and portions of the Caribbean in 2013; however, that particular satellite when launched in 2013 failed to retain orbit. The Company and its satellite supplier are reviewing impacts to determine what other transponder space is available to cover these regions. In February 2013, the Company signed a subsequent agreement #14 to the MSA for satellite service and equipment needed to provide coverage over the region of Russia with an expected service launch in 2013.

13.	Revision to Previously Issued Financial Statements

Immaterial adjustments were identified related to the accounting for certain revenue and cost reimbursements for the years ended December 31, 2012, 2011 and 2010, as well as the cumulative impact of these immaterial adjustments as of December 31, 2012. The immaterial adjustments resulted from revenue recognition pertaining to certain agreements containing multiple elements during the years ended December 31, 2012, 2011 and 2010, and certain cost reimbursements pertaining to the year ended December 31, 2012. The Company assessed the materiality of these adjustments on the financial statements of prior periods in accordance with the SEC's Staff Accounting Bulletin No. 99 ("SAB 99") and concluded that the adjustments were not material to any prior annual periods, but the cumulative adjustment would likely be quantitatively material to the expected results of operations of the Company’s parent, Global Eagle Entertainment, Inc. for the quarter ended June 30, 2013, if the entire adjustment was recorded in that period. Accordingly, the Company has revised the statements of operations and balance sheets for the years ended December 31, 2012, 2011 and 2010 to correct for these immaterial adjustments in accordance with the SEC's Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statement," the impact of which is summarized below. These adjustments had no impact on the reported results from operations for the any periods prior to the year ended December 31, 2010 or on the net cash flows from operating, investing or financing activities for any of the periods presented. The net effect on stockholders’ deficit is also immaterial for all periods presented.

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ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

Balance sheets as of December 31, 2012 and 2011 (in thousands):

	December 31, 2012			December 31, 2011
	As Previously			As Previously
	Reported	Adjustments	As Adjusted	Reported	Adjustments	As Adjusted
Assets:
Cash and cash equivalents	$2,088		$2,088	$8,810		$8,810
Accounts receivable, net	7,797	495	8,292	4,416		4,416
Deferred costs, current	-	3,075	3,075	-	987	987
Inventories	4,311	-	4,311	3,047		3,047
Property and equipment, net	4,639		4,639	2,813		2,813
Deferred costs, non current	-	3,074	3,074	-	1,974	1,974
Other assets	3,958	-	3,958	1,884	-	1,884
Total assets	$22,793	6,644	$29,437	$20,970	2,961	$23,931
Liablities and Stockholders' Equity (Deficit):
Accounts payable and accrued expenses	$8,178		$8,178	$13,121		$13,121
Deferred revenue, current	4,593	3,945	8,538	8,404	1,443	9,847
Derivative liabilities	8,178		8,178	-		-
Notes payable and accrued interest	14		14	7,406		7,406
Long term liabilities	38	3,075	3,113	273	2,430	2,703
Total liabilities	21,001	7,020	28,021	29,204	3,873	33,077
Longterm liabilities
Redeemable preferred stock	122,540		122,540	72,364		72,364
Stockholders' Equity (Deficit);
Common stock	16		16	9		9
Treasury stock	(790)		(790)	(250)		(250)
Additional paid-in capital	9,015		9,015	5,709		5,709
Subscription receivable	(453)		(453)	(869)		(869)
Accumulated deficit	(128,536)	(376)	(128,912)	(85,197)	(912)	(86,109)
Total stockholders' equity (deficit)	(120,748)	(376)	(121,124)	(80,598)	(912)	(81,510)
Total liabilities and stockholders' equity (deficit)	$22,793	6,644	$29,437	$20,970	2,961	$23,931

Statements of operations for the years ended December 31, 2012 , 2011, 2010:

	Year ended December 31, 2012			Year ended December 31, 2011			Year ended December 31, 2010
	As Previously			As Previously			As Previously
	Reported	Adjustments	As Adjusted	Reported	Adjustments	As Adjusted	Reported	Adjustments	As Adjusted

Revenues	$72,358	(3,148)	$69,210	$36,035	(2,398)	$33,637	$16,062	(1,474)	$14,538
Operating Expenses:
Equipment cost of sales	57,759	(3,189)	54,570	29,344	(1,486)	27,858	16,934	(1,474)	15,460
Cost of services	22,327	-	22,327	8,089		8,089	2,354		2,354
Personnel	8,113	-	8,113	5,725		5,725	3,688		3,688
Research and development	3,141	(495)	2,646	3,392		3,392	4,242		4,242
Selling, general and administrative	10,389		10,389	6,981		6,981	4,234		4,234
Total operating expenses	101,729	(3,684)	98,045	53,531	(1,486)	52,045	31,452	(1,474)	29,978
Loss from operations	(29,371)	536	(28,835)	(17,496)	(912)	(18,408)	(15,390)	-	(15,390)
Other expenses (income)	13,968		13,968	293		293	3,667		3,667
Loss before income taxes	(43,339)	536	(42,803)	(17,789)	(912)	(18,701)	(19,057)	-	(19,057)
Income tax (benefit) provision	-		-	-		-	-		-
Net loss	(43,339)	536	(42,803)	(17,789)	(912)	(18,701)	(19,057)	-	(19,057)
Cumulative preferred stock dividends	(8,728)		(8,728)	(5,361)		(5,361)	(3,311)		(3,811)
Net loss attributable to common stockholders	$(52,067)	536	$(51,531)	$(23,150)	(912)	$(24,062)	$(22,868)	-	$(22,868)
Net loss per share:
Basic and diluted	$(0.46)		$(0.46)	$(0.57)		$(0.60)	$(0.93)		$(0.93)
Weighted average number of shares	112,253		112,253	40,313		40,313	24,664		24,664

See report of independent registered public accounting firm.

F-31